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                                                                 EXHIBIT (11)(A)

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the use in this Post-Effective Amendment No. 67 to the Registration Statement of Eaton Vance Growth Trust (1933 Act File No. 2-22019) on behalf of EV Marathon Worldwide Developing Resources Fund (formerly named EV Marathon Gold & Natural Resources Fund) (the "Fund") of our report dated October 4, 1996, relating to the Fund, which report is included in the Annual Report to Shareholders for the year ended August 31, 1996 which is incorporated by reference in the Fund's Statement of Additional Information, which is part of such Registration Statement.

      We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the captions "Independent Certified Public Accountants" and "Financial Statements" in the Fund's Statement of Additional Information of the Registration Statement.

                                        /s/ DELOITTE & TOUCHE LLP
                                            ----------------------------------
                                            DELOITTE & TOUCHE LLP
March 24, 1997
Boston, Massachusetts